Exhibit (d)(iv)

AMENDED SCHEDULE A

to Investment Advisory and

Administration Agreement

for Schwab Annuity Portfolios

Fund	Fund Effective Date

Schwab Money Market Portfolio	April 30, 1999

Schwab MarketTrack Growth Portfolio II (Formerly known as Schwab Asset Director-High Growth Portfolio)	June 30, 2000

Schwab S&P 500 Portfolio	January 1, 2007

Schwab VIT Balanced Portfolio	March 5, 2012

Schwab VIT Balanced with Growth Portfolio	March 5, 2012

Schwab VIT Growth Portfolio	March 5, 2012

SCHWAB ANNUITY PORTFOLIOS

By:	/s/ Omar Aguilar
Name:	Omar Aguilar
Title:	Senior Vice President and Chief Investment Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Marie Chandoha
Name:	Marie Chandoha
Title:	President and Chief Executive Officer

A-1

AMENDED SCHEDULE B

to Investment Advisory and

Administration Agreement

for Schwab Annuity Portfolios

The Fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Fee

Schwab Money Market Portfolio	Thirty-eight one-hundredths of one percent (0.38%) of the Fund’s average daily net assets not in excess of $1 billion, thirty-five one-hundredths of one percent (0.35%) of such net assets over $1 billion, but not in excess of $10 billion, thirty-two one-hundredths of one percent (0.32%) of such net assets over $10 billion, but not in excess of $20 billion and thirty one-hundredths of one percent (0.30) of such net assets over $20 billion.

Schwab MarketTrack Growth Portfolio II (Formerly known as Schwab Asset Director-High Growth Portfolio)	Forty-four one-hundredths of one percent (0.44%) of the Fund’s average daily net assets not in excess of $500 million and thirty-nine one-hundredths of one percent (0.39%) of such net assets over $500 billion.

B-1

Fund	Fee

Schwab S&P 500 Portfolio	Fifteen one-hundredths of one percent (0.15%) of the Fund’s average daily net assets not in excess of $500 million; nine one-hundredths of one percent (0.09%) of such net assets over $500 million but not in excess of $5 billion; eight one-hundredths of one percent (0.08%) of the Fund’s daily net assets over $5 billion but not in excess of $10 billion; and seven one-hundredths of one percent (0.07%) of such net assets over $10 billion.
Schwab VIT Balanced Portfolio	Forty-five one-hundredths of one percent (0.45%) of the Fund’s average daily net assets.
Schwab VIT Balanced with Growth Portfolio	Forty-five one-hundredths of one percent (0.45%) of the Fund’s average daily net assets.
Schwab VIT Growth Portfolio	Forty-five one-hundredths of one percent (0.45%) of the Fund’s average daily net assets.

SCHWAB ANNUITY PORTFOLIOS

By:	/s/ Omar Aguilar
Name:	Omar Aguilar
Title:	Senior Vice President and Chief Investment Officer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Marie Chandoha
Name:	Marie Chandoha
Title:	President and Chief Executive Officer

B-2